Exhibit 99.1

Verisign CFO Leaving Company to Pursue New Opportunities

DULLES, VA – Sept. 8, 2011 — VeriSign, Inc. (NASDAQ: VRSN) today announced that Brian Robins has resigned to pursue new opportunities outside of Verisign. His resignation as executive vice president and chief financial officer of Verisign was effective Sept. 7, 2011. His last day as an employee with the company will be Sept. 30, 2011.

“Over the last four years, we have created a considerable amount of shareholder value by refocusing the company through the completion of the divestiture plan and the sale of the Authentication Services business,” said Jim Bidzos, executive chairman, president and chief executive officer. “We appreciate Brian’s contributions in completing this divestiture strategy and positioning the company to take advantage of new opportunities. We all wish Brian the very best. Brian will be available to assist with the transition through Sept. 30.”

“This decision was a very difficult one for me to make. Verisign has an excellent team, a strong business model and has been executing on all its objectives in the first half of 2011,” said Brian Robins. “I wish the best for my Verisign colleagues.”

Both Bidzos and Robins said the company is reaffirming its guidance for 2011 and that today’s news was not the result of any matters which, to the company’s knowledge, would have an adverse impact on the integrity of the company’s financial statements or the results of its operations.

Verisign announced that it will name an interim chief financial officer soon.

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect online with confidence. Additional news and information about the company is available at www.verisigninc.com.

VRSNF

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause Verisign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing practices including those of third-party registrars; the sluggish economic recovery; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the inability of Verisign to successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures; the uncertainty of whether Project Apollo will achieve its stated objectives; potential introduction of new gTLDs; the uncertainty of whether the .com Registry Agreement renewal will occur by December 1, 2012, if at all; and when an interim Chief Financial Officer will be named. More information about potential factors that could affect the company’s business and financial results is included in Verisign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts

Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643

Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2011 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.